UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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CANOPY GROWTH CORPORATION

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The following is a transcript of an interview of Canopy Growth CEO David Klein by Jim Cramer for CNBC’s “Mad Money,” October 25, 2022.

Jim Cramer: Is the market finally showing some much-needed love to the down-and-out cannabis cohort? I gotta tell ya, for years the group’s been absolutely awful, you know I’ve been saying that. But earlier this month, the pot stocks blazed higher after the Biden administration announced a series of marijuana reform actions. It’s not quite legalization, although it’s a step in the right direction. And that has made me positive on the group for the first time in years. Possibly more important, this morning we learned that Canopy Growth, the Canadian cannabis company that is controlled by Constellation Brands, has a new strategy to accelerate its expansion in the U.S. This is a complicated move, because there are a lot of legal considerations, corporate governance quirks. But it’s hugely positive, sent the stock up 27% today – I don’t think it’s done. So let’s take a closer look with David Klein, he’s the CEO of Canopy Growth Corp, to get a better sense of what this means. Mr. Klein, welcome back to Mad Money.

David Klein: It’s great to be here, Jim.

Jim Cramer: Well, I’ve gotta tell you, David, I’ve been waiting for this. I’ve been waiting for a cleanup of the structure, I’ve been waiting for you to get out of brick-and-mortar in Canada which is just a loser, waiting for you to have the kind of arrangements like you have with Walmart. It is all coming together at the same time that the country’s looking for a little rationality in how it’s regulated. So tell me where you are now versus where you were just last year.

David Klein: Yeah, look, for me the exciting news that we brought today allows us to take our destiny into our own hands and to really drive to become that leading branded cannabis North American company that we’ve wanted to be. And we do that by merging our Acreage business, the Wana business, and our Jetty business into one entity that we call Canopy USA, so that we can take advantage of that $50 billion U.S.[1] market that has us so excited.

Jim Cramer: Well David, at the same time, you know I care passionately about your former company, Constellation, and you did a great job there. To me, you’ve ring-fenced Constellation. You get it so Constellation gets to take advantage of the good things that happen with this new entity, Canopy, and at the same time doesn’t get knocked down by whatever losses you might have. It’s a novel strategy, a ring-fence strategy. Are you sure it’ll work, because it’ll also mean that Constellation’s stock could go much higher.

David Klein: Yeah, look, we worked very closely with Constellation to develop this strategy, and we felt that the best way for us to take advantage of this big U.S. cannabis market was to allow Canopy the flexibility to be aggressive as we play this market in the ever-changing regulatory environment. And so, with this exchangeable share structure, Constellation feels like they have the comfort that they need in order to allow us to be more aggressive and executing our strategy. We think it’s a win for us. We think it’s a win for Constellation. And our other shareholders as well.

[1]	Clarification: Represents projected dollar amount expected by 2026.

Jim Cramer: I couldn’t agree more. Now, let’s talk about the nitty-gritty here. When it comes to states that are approving it, it’s a tidal wave. When it comes to the actual criminalization of cannabis, of this, you know, class 1 felony, it just makes it so you can’t invest in the companies, you can’t give – the retailers can’t take credit cards. When is it possible that this madness – and I know it is so disorganized, the feds and the states fighting each other – do you think it can end?

David Klein: So two-thirds of Americans already live in a state where cannabis is legal. The federal government needs to catch up. In the meantime, though, we’re not waiting. That’s what this structure helps us do a little bit, is that we can – we can begin to take advantage of that U.S. market. And then, Jim, when we get regulatory reform, whether it be SAFE Banking or one of the bills in the House and the Senate that would provide for broader permissibility, we just win in any event. But we’re not waiting, which I think is going to be very beneficial to our shareholders.

Jim Cramer: And that’s why I think that this Walmart deal’s brilliant. I think most people don’t know it’s your deal, because you’ve got a lot of brands. Tell us about that, because I think that this is about profitability.

David Klein: Yeah, so when you think about our business, Jim, I want to talk about the components of our business, right. We said as a result of this deal, our entire global cannabis business will be adjusted EBITDA positive when we’re finished with this. Then we also have a couple of CPG businesses like our BioSteel brand, which has recently launched its sponsorship of the NHL. It’s widely distributed across Canada, that’s now coming to the U.S. and we have that distributed in many retail outlets in the U.S. including in Walmart.

Jim Cramer: Now one thing that I remember and you knew that GW Pharma went out for a huge amount of money. That was – that was artificial, but they could dose it. You have the highest-quality flower. At one point do you think that doctors will understand that this, and not Oxy, is the way to go?

David Klein: Well, we keep seeing more and more research that suggests that there are all sorts of positive benefits to cannabis as a medical product. I think we need more ability to do research in the U.S., which Congress has worked on some legislation recently to allow that, but we need more ability to do research so that we can continue to prove it out. But every single thing that I look at from a research standpoint suggests it’s just a winner. We actually – we actually need the U.S. government to give us more room, deschedule the substance so that we can do the kind of testing that would prove that point out.

Jim Cramer: Right, you know, right now it’s only the University of Mississippi – it’s crazy, one place you can do it. Now, one thing I want to be sure, you know I’ve been recommending – I started recommending you as soon as President Biden said what he did, ‘cause I didn’t want to run afoul of the feds. But, my charitable trust has a substantial position in Constellation. I know the companies are now separate so you may not be able to speak as freely, but is it still possible that if everything hits, Constellation is – and it’s all legal – Constellation would be able to make Canopy Growth one of its brands?

David Klein: Sure, anything’s possible. What I really rely on is that Constellation is going to remain a long-term investor in Canopy as a result of this exchangeable structure that we’re rolling out today. I think that’s super positive, I take a lot of comfort in that. And who knows where this is all going to end, Jim, but I think the cannabis industry in general is waiting for a catalyst. We’re going to be prepared when that catalyst finally hits.

Jim Cramer: Well, David, I gotta tell you, you and Judy Hong, long my favorite from Goldman, have figured out how to make this look like the great consumer packaged goods company that it always could be, now that you cleaned it up. I think it’s a very exciting story. And I’ve not said that about a cannabis stock in many, many years. Congratulations on the clean-up and on this new deal. I think it’s really terrific, David, it really is.

David Klein: Thank you, Jim.

Jim Cramer: That’s David Klein, CEO of Canopy Growth. Guys, you heard it: I am recommending a cannabis stock. Mad Money’s back after the break.

***

Notice Regarding Forward-Looking Information

The above interview contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of applicable Canadian securities legislation. Often, but not always, forward-looking statements and information can be identified by the use of words such as “plans”, “expects” or “does not expect”, “is expected”, “estimates”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Forward-looking statements or information involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Canopy Growth Corporation (“Canopy” or the “Company”) or its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements or information contained in this interview. Examples of such statements and uncertainties include statements regarding the expected size of the U.S. cannabis market; expectations regarding legalization and regulation of cannabis in the U.S.; statements with respect to the Company’s ability to execute on its strategy to accelerate the Company’s entry into the U.S. cannabis industry, capitalize on the opportunity for growth in the U.S. cannabis sector and the anticipated benefits of such strategy, including the ability to generate revenues and cost synergies; statements regarding Canopy being adjusted EBITDA positive as a result of the deal; expectations regarding the potential success of, and the benefits associated with the formation of Canopy USA; and statements regarding Constellation’s status as an investor in the Company.

Risks, uncertainties and other factors involved with forward-looking information could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information, including the stock exchanges on which we are listed may disagree with our interpretations of their policies, including that financial consolidation of Canopy USA may be permissible in the event that Canopy USA closes on the acquisition of Wana, Jetty or the Fixed Shares of Acreage; inherent uncertainty associated with projections; the diversion of management time on issues related to Canopy USA; expectations regarding future investment, growth and expansion of operations; the time required to prepare and mail meeting materials to Canopy and Acreage shareholders; the ability of the parties to receive, in a timely manner and on satisfactory terms, the necessary regulatory, court and shareholder approvals; the ability of the parties to satisfy, in a timely manner, the other conditions to the completion of the Floating Share Arrangement; risks related to the value of the Canopy common shares; regulatory and licensing risks; changes in general economic, business and political conditions, including changes in the financial and stock markets and the impacts of increased rates of inflation; legal and regulatory risks inherent in the cannabis industry, including the global regulatory landscape and enforcement related to cannabis, political risks and risks relating to regulatory change; risks relating to anti-money laundering laws; compliance with extensive government regulation and the interpretation of various laws regulations and policies; public opinion and perception of the cannabis industry; and such other risks contained in the public filings of the Company filed with Canadian securities regulators and available under the Company’s profile on SEDAR at www.sedar.com and with the U.S. Securities and Exchange Commission through EDGAR at www.sec.gov/edgar, including the Company’s annual report on Form 10-K for the year ended March 31, 2022 and the Company’s preliminary proxy statement on Schedule 14A filed with the SEC on EDGAR and with the Canadian securities regulators on SEDAR on October 25, 2022.

In respect of the forward-looking statements and information, the Company has provided such statements and information in reliance on certain assumptions that they believe are reasonable at this time. Although the Company believes that the assumptions and factors used in preparing the forward-looking information or forward-looking statements of Canopy in this interview are reasonable, undue reliance should not be placed on such information and no assurance can be given that such events will occur in the disclosed time frames or at all. Should one or more of the foregoing risks or uncertainties materialize, or should assumptions underlying the forward-looking information prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated or expected. Although the Company has attempted to identify important risks, uncertainties and factors which could cause actual results to differ materially, there may be others that cause results not to be as anticipated, estimated or intended. The forward-looking information and forward-looking statements from Canopy included in this interview are made as of the date of this interview and the Company does not undertake any obligation to publicly update such forward-looking information or forward-looking information to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

Participants in the Solicitation

Canopy and its directors and executive officers may be deemed participants in the solicitation of proxies from Canopy shareholders with respect to the Amendment Proposal. A description of each of these persons’ interests in the Amendment Proposal is contained in the Company’s preliminary proxy statement on Schedule 14A filed with the SEC on October 25, 2022 (as may be amended, the “Preliminary Proxy Statement”) and will be contained the Company’s definitive proxy statement relating to the Amendment Proposal (the “Definitive Proxy Statement”) when it becomes available. The Preliminary Proxy Statement is (and the Definitive Proxy Statement

when it becomes available will be) available free of charge at the SEC’s website at www.sec.gov, or by directing a request to Canopy Growth Corporation, 1 Hershey Drive, Smiths Falls, Ontario, K7A 0A8 or by email to invest@canopygrowth.com. Investors should read the Preliminary Proxy Statement (and the Definitive Proxy Statement when it becomes available) because they will contain important information.